Exhibit 10.2
Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THIS NOTE MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE UNDER SUCH LAWS AND ANY SUCH TRANSFER OR RESALE MAY REQUIRE COMPLIANCE WITH THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBORDINATE IN THE MANNER AND TO THE EXTENT AS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (“SUBORDINATION AGREEMENT”), DATED AS OF MAY 24, 2023, BY AND AMONG THE COMPANY, THE SUBORDINATED LENDER (AS DEFINED THEREIN) AND NEWLIGHT CAPITAL LLC, AS A SENIOR SECURED PARTY (AS DEFINED THEREIN), AS AMENDED, TO THE SENIOR DEBT (AS DEFINED THEREIN).

SECURED PROMISSORY NOTE

Date of Note:	May 24, 2023

Principal Amount of Note:	$2,000,000

For value received, Adomni, Inc., a Delaware corporation (the “Company” or the “Borrower”), promises to pay to the undersigned holder or such party’s assigns in accordance with Section 3(c) (the “Holder”) the principal amount set forth above with interest on the outstanding principal amount at a rate equal to 7.0 % per annum, or the maximum rate permissible by law, whichever is less. Interest shall commence with and include the date hereof and shall continue on the unpaid outstanding principal amount on this Secured Promissory Note (this “Note”) until paid. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed and shall compound semi-annually. Subject to the Subordination Agreement, all interest and principal, unless previously prepaid, shall be due and payable upon written demand by the Holder upon the later to occur of (a) May 24, 2026 and (b) any date which is ninety one (91) days following Payment in Full (as defined in the Subordination Agreement).

1.           Basic Terms.

(a)          Payments. All payments of interest and principal on this Note shall be in lawful money of the United States of America and shall be made to the Holder. All payments shall be applied first to accrued interest, and thereafter to principal.

(b)          Prepayment. The Borrower may prepay this Note in whole or in part at any time without the consent of the Holder, together with all accrued but unpaid interest and the other amounts due hereunder in respect of the amount prepaid, without premium or penalty.

(c)          Acknowledgement.  The Borrower and the Holder acknowledge and agree that this Note is intended to qualify as a “commercial bridge loan” to the extent that Holder and/or this Note are subject to the California Financing Law (Fin. Code, § 22000 et seq.).

(d)         Security.  The obligations arising under this Note shall be secured by the “Shares” as defined in and pursuant to that certain Stock Pledge Agreement, made and entered into as of May 24, 2023 (as amended, restated, supplemented or otherwise modified, the “Pledge Agreement”), by and among each of Jonathan Gudai and Jonathan Fine, as the “Pledgors”, in favor of the Holder. Except for the Shares, the obligations arising under this Note are not secured by any assets of the Borrower and, as to the Borrower, this Note is a general unsecured obligation of the Borrower.

(e)          Restriction on Use of Proceeds. None of the principal amount of this Note shall be used by the Borrower to repay any indebtedness owed to Jonathan Gudai, Jonathan Fine, or any of their respective affiliates.

2.           Events of Default.

(a)         If there shall be any Event of Default (as defined below) hereunder, subject to the terms of the Subordination Agreement, at the option and upon the declaration of the Holder and upon written notice to the Borrower (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable.  In addition, subject to the Subordination Agreement, if an Event of Default has occurred and is continuing, the Holder shall have any other rights which the Holder may have pursuant to applicable law or equity.  The failure of the Holder to declare this Note due and payable shall not be a waiver of the Holder’s right to do so, and the Holder shall retain the right to declare the Note due and payable unless the Holder shall execute a written waiver. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)          the Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii)        the Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(iii)        an involuntary petition is filed against the Borrower (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Borrower;

(iv)        the acceleration of the Senior Debt (as defined in the Subordination Agreement); or

(v)         the Pledge Agreement or any interest of the Lender thereunder shall for any reason be terminated (except pursuant to its express terms), invalidated, void or unenforceable.

3.            Miscellaneous Provisions.

(a)          Waivers. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)         Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Borrower such further instruments and documents and take such further action as the Borrower may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c)          Transfers of Note. Neither the Holder nor the Borrower may assign this Note, whether by operation of law or otherwise, or any rights or duties hereunder without the prior written consent of the other party hereto, and any prohibited assignment will be void and of no force or effect; provided that the Holder may assign its right, title and interest in this Note  to any person that is controlled by, controls or is under common control with the Holder. Holder shall maintain at one of its offices a copy of any such instrument of transfer delivered to it and a register for the recordation of the name and address of the Borrower (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and Borrower shall treat each person or entity whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Note, notwithstanding notice to the contrary. The foregoing provisions are intended to cause this Note to be in registered form (within the meaning of Treasury Regulations Section 5f.103-1(c)) and shall be interpreted consistently therewith. If Holder is other than a Unites States person, Holder agrees to provide Borrower with a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) establishing Holder’s status as other than a United States person, and if Holder is a United States person, Holder agrees to provide Borrower with a properly executed IRS Form W-9.

(d)         Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Borrower and the Holder. Upon the effectuation of such waiver or amendment with the consent of the Holder in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against any future holder of this Note.

(e)         Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware. In any action among or between any of the parties arising out of or relating to this Note, including any action seeking equitable relief, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Delaware. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note, the transactions contemplated hereby and thereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof and thereof.

(f)         Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g)        Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)         Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(i)          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier (or two days after deposit with a recognized international overnight courier with respect to international delivery), specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy (which shall not constitute notice) of any notice to the Company shall be sent to Perkins Coie LLP, Attn: Matt Oshinsky, e-mail: MOshinsky@perkinscoie.com.

(j)         Expenses. The Borrower and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.  Subject to the Subordination Agreement, in addition to any sums due under this Note, if any amount becomes due and payable under this Note and the Company fails to pay such amount, then the Holder shall be entitled to recover from the Company, all costs and expenses of collection, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and costs.

(k)         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Borrower under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Borrower within five calendar days of the date of this Note.

(l)          Entire Agreement. This Note, the Subordination Agreement and the Pledge Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

[Signature pages follow]

The parties have executed this Secured Promissory Note as of the date first noted above.

BORROWER:

Adomni, Inc.

By:	/s/ Jonathan Gudai

	Name:	Jonathan Gudai
	Title:	Chief Executive Officer

E-mail:	jgudai@adomni.com

Address:	7120 Rafael Ridge Way
Las Vegas, NV 89119

The parties have executed this Secured Promissory Note as of the date first noted above.

HOLDER:

Kubient, Inc.

By:	/s/ Paul Roberts

	Name:	Paul Roberts
	Title:	Chief Executive Officer

E-mail:	paul@kubient.com

Address:	500 7th Avenue, 8th Floor
New York, NY 10018